Exhibit 16.1

GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

October 24,2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Senesco Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 24,2007, and we agree with such statements concerning our firm.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.com